Exhibit 99.1

Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director – Investor Relations	***NOT FOR IMMEDIATE RELEASE***
214-570-4641 investor_relations@metropcs.com

MetroPCS Reports First Quarter 2010 Results

Record First Quarter Adjusted EBITDA and Net Subscriber Additions

First Quarter 2010 Highlights Include:

•	Quarterly consolidated total revenues of approximately $971 million, an increase of 22% over first quarter of 2009

•	Quarterly consolidated Adjusted EBITDA of approximately $224 million, an increase of approximately 13% over first quarter of 2009

•	Quarterly consolidated churn of 3.7%, down from 5.0% during the first quarter 2009

•	Record quarterly consolidated net subscriber additions of approximately 692 thousand, resulting in a 10% increase in total subscriber base over the end of the fourth quarter 2009

•	Surpassed the 7 million subscriber milestone and added approximately 1.3 million net subscriber additions over the last 12 months

DALLAS (May 6, 2010) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited, flat-rate wireless communications service, today announced financial and operational results for the quarter ended March 31, 2010. MetroPCS reported quarterly growth in consolidated Adjusted EBITDA of approximately 13% over the first quarter 2009 and finished the first quarter 2010 with over 7.3 million subscribers.

“We delivered strong operational and financial results for the quarter. After launching our Wireless for All tax-inclusive plans in early January, we are particularly proud to report record net subscriber additions for the quarter of nearly seven hundred thousand and a notable decrease in churn as compared to the first quarter 2009. With this strong customer response to our Wireless for All plans, our consolidated subscriber base grew dramatically: over 10% during the first quarter. Also, over the past 12 months, in the midst of a weak economy and an increasingly competitive landscape, we have grown our subscriber base by over 21%. This dramatic subscriber growth helped to drive record first quarter consolidated Adjusted EBITDA of approximately $224 million. We believe our new initiatives including our deployment of 4G LTE, and our focus on providing a post-pay experience on a no-signed contract, unlimited, flat-rate basis, improves our competitive position now and in the future,” said Roger D. Linquist, Chairman, President and Chief Executive Officer of MetroPCS.

“We believe our Wireless for All tax-inclusive plans provide the most value to U.S. consumers. With national coverage, a compelling line-up of handsets including Smartphones and QWERTY handsets, and service plans that are predictable, affordable, and flexible, we believe we are well positioned to meet the challenges and opportunities ahead. Importantly, while maintaining our discipline with regards to expense control and prudent capital management, we are on track for our initial 4G LTE launch in selected metropolitan areas in the second half of this year. Our 4G LTE network will enable us to offer an increasing array of new services and applications to Smartphones and other devices,” Linquist concluded.

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Service revenues	$853	$727
Total revenues	$971	$795
Income from operations	$105	$131
Net income	$23	$44
Diluted net income per common share	$0.06	$0.12
Consolidated Adjusted EBITDA(1)	$224	$199
Consolidated Adjusted EBITDA as a percentage of service revenues	26.2%	27.4%

ARPU(1)	$39.83	$40.40
CPGA(1)	$146.18	$134.23
CPU(1)	$18.79	$16.69
Churn-Average Monthly Rate	3.7%	5.0%

Consolidated Subscribers
End of Period	7,331,126	6,050,527
Net Additions	691,602	683,694
Penetration of Covered POPs(2)	7.8%	7.3%

(1)	For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of non-GAAP Financial Measures” included at the end of this release.
(2)	Number of covered POPs covered by MetroPCS Communications, Inc. network increased 11 million from 3/31/09 to 3/31/10.

Quarterly Consolidated Results

•	MetroPCS reported consolidated service revenues of $853 million for the first quarter, an increase of $126 million, or 17%, when compared to the prior year’s first quarter.

•	Income from operations decreased $26 million, or 20%, for the quarter ended March 31, 2010 as compared to the prior year’s first quarter.

•	Net income for the quarter decreased $21 million, or approximately 48%, for the quarter ended March 31, 2010 as compared to the prior year’s first quarter.

•	Consolidated Adjusted EBITDA of approximately $224 million increased by approximately $25 million, or approximately 13%, when compared to the same period in the previous year.

•

Average revenue per user (ARPU) of $39.83 for the first quarter represents a decrease of $0.57 when compared to the first quarter of 2009 and a decrease of $0.87 when compared to the fourth quarter of 2009.

•

The Company’s cost per gross addition (CPGA) of $146.18 for the quarter represents an increase of $11.95 when compared to the prior year’s first quarter and was primarily driven by increased promotional activities in all our metropolitan areas.

•

Cost per user (CPU) increased to $18.79 in the first quarter, or approximately 13%, when compared to the first quarter of 2009. The increase in CPU is primarily driven by the increase in handset subsidies on existing customers, the inclusion of regulatory fees in the tax-inclusive service pricing on our Wireless for All customers, as well as the costs associated with our unlimited international calling service.

•	Churn decreased 130 basis points from 5.0% to 3.7%, when compared to the first quarter of 2009. The decrease in churn was primarily driven by acceptance of Wireless for All offerings.

Effective January 1, 2010, in accordance with the provisions of Accounting Standards Codification 280 “Segment Reporting,” the Company now aggregates its thirteen operating segments into one reportable segment.

MetroPCS recently made significant changes to the pricing and structure of its service plans and has enhanced its marketing message with its Wireless for All offerings. Thus far, the company has been pleased with customer interest and response, but, in what continues to be a competitive and price-sensitive market, MetroPCS does not anticipate providing financial guidance for fiscal year 2010.

MetroPCS Conference Call Information

MetroPCS Communications, Inc. will host a conference call to discuss its First Quarter 2010 Earnings Results at 9:00 a.m. Eastern Daylight Time (EDT) on Thursday, May 6, 2010.

Date:	Thursday, May 6, 2010
Time:	9:00 a.m. (EDT)
Call-in Numbers:	Toll free: 888-464-7607
International:	706-634-9318
Participant Passcode:	63888189

Please plan on accessing the conference call ten minutes prior to the scheduled start time.

The conference call will be broadcast live via the Company’s Investor Relations website at investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. EDT on May 6, 2010.

A replay of the conference call will be available for one week starting shortly after the call concludes and can be accessed by dialing 800-642-1687 (toll free) or 706-645-9291 (International). The passcode required to listen to the replay is 63888189.

To automatically receive MetroPCS financial news by e-mail, please visit the Investor Relations portion of the MetroPCS website, investor.metropcs.com, and subscribe to E-mail Alerts.

All registered marks, including but not limited to, Wireless for All, MetroPCS Unlimited Nationwide and GroupLINE, are registered service marks of MetroPCS Wireless, Inc. All rights reserved. All other company and product names mentioned may be trademarks or registered marks of the respective companies with which they are associated.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no signed contract. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served and has access to licenses covering a population of approximately 146 million people in many of the largest metropolitan areas in the United States. As of March 31, 2010, MetroPCS had over 7.3 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our competitive position, our launch of 4G in the second half of 2010, the value of our tax-inclusive plans, guidance for 2010, our positioning with regard to market and competitive challenges, the services and applications available through 4G, and possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements or projections are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements or projections are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include, but are not limited to:

•	the highly competitive nature of our industry;

•	our ability to maintain our cost structure;

•	our and our competitors’ current and planned promotions, marketing and sales initiatives;

•	our ability to negotiate and maintain acceptable roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•	increases or changes in taxes and regulatory fees;

•	the current economic environment in the United States and the state of the capital markets in the United States;

•	our exposure to counterparty risk in our financial agreements;

•	our ability to meet the demands and expectations of our customers, to maintain adequate customer care and manage our churn rate;

•	our ability to manage our rapid growth, train additional personnel and maintain our financial and disclosure controls and procedures;

•	our ability to secure the necessary products, services, spectrum, content, and network infrastructure equipment;

•	the rapid technological changes in our industry;

•	our ability to respond to technology changes, and to maintain and upgrade our networks and business systems;

•	our deployment of new technologies such as LTE in our networks and its success and our ability to offer new services using such new technology;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	governmental regulation affecting our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management;

•	our reliance on third parties to provide distribution, products, software and services that are integral to our business;

•	the performance of our suppliers and other third parties on whom we rely; and

•

other factors described or referenced from time to time in our annual report on Form 10-K, for the year ended December 31, 2009 filed on March 1, 2010, as well as subsequent quarterly reports on Form 10-Q, or periodic reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC’s website http://www.sec.gov, from the Company’s website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements and projections speak only as to the date made, are based on current expectations, and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this release, except as required by law. The results for the first quarter of 2010 may not be reflective of results for any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(Unaudited)

	March 31, 2010	December 31, 2009
CURRENT ASSETS:
Cash and cash equivalents	$914,574	$929,381
Short-term investments	274,857	224,932
Inventories, net	117,594	147,401
Accounts receivable (net of allowance for uncollectible accounts of $2,267 and $2,045 at March 31, 2010 and December 31, 2009, respectively)	52,838	51,536
Prepaid expenses	69,557	48,353
Deferred charges	67,312	59,414
Deferred tax assets	5,959	1,948
Other current assets	35,340	28,426

Total current assets	1,538,031	1,491,391

Property and equipment, net	3,263,511	3,252,213
Restricted cash and investments	13,939	15,438
Long-term investments	6,319	6,319
FCC licenses and microwave relocation costs	2,470,568	2,470,181
Other assets	164,182	150,475

Total assets	$7,456,550	$7,386,017

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$552,003	$558,366
Current maturities of long-term debt	19,742	19,326
Deferred revenue	203,802	187,654
Other current liabilities	28,777	32,123

Total current liabilities	804,324	797,469

Long-term debt, net	3,630,872	3,625,949
Deferred tax liabilities	531,112	512,306
Deferred rents	85,906	80,487
Redeemable ownership interest	8,327	7,857
Other long-term liabilities	73,955	73,807

Total liabilities	5,134,496	5,097,875

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at March 31, 2010 and December 31, 2009	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 352,933,380 and 352,711,263 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	35	35
Additional paid-in capital	1,645,971	1,634,754
Retained earnings	687,354	664,693
Accumulated other comprehensive loss	(10,680)	(11,340)
Less treasury stock, at cost, 98,449 and no treasury shares at March 31, 2010 and December 31, 2009, respectively	(626)	—

Total stockholders’ equity	2,322,054	2,288,142

Total liabilities and stockholders’ equity	$7,456,550	$7,386,017

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share information)

(Unaudited)

	For the three months ended March 31,
	2010	2009
REVENUES:
Service revenues	$853,283	$726,698
Equipment revenues	117,220	68,631

Total revenues	970,503	795,329

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $94,944 and $72,318 shown separately below)	284,652	245,575
Cost of equipment	313,738	225,018
Selling, general and administrative expenses (excluding depreciation and amortization expense of $12,857 and $9,428 shown separately below)	159,909	136,411
Depreciation and amortization	107,801	81,746
Gain on disposal of assets	(828)	(24,908)

Total operating expenses	865,272	663,842

Income from operations	105,231	131,487

OTHER EXPENSE (INCOME):
Interest expense	67,482	58,432
Accretion of put option in majority-owned subsidiary	470	377
Interest and other income	(479)	(552)
Impairment loss on investment securities	—	921

Total other expense	67,473	59,178

Income before provision for income taxes	37,758	72,309

Provision for income taxes	(15,097)	(28,336)

Net income	$22,661	$43,973

Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net of tax	32	(139)
Unrealized losses on cash flow hedging derivatives, net of tax	(6,027)	(6,965)
Reclassification adjustment for gains on available-for-sale securities included in net income, net of tax	(79)	—
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax	6,734	6,722

Comprehensive income	$23,321	$43,591

Net income per common share:
Basic	$0.06	$0.12

Diluted	$0.06	$0.12

Weighted average shares:
Basic	352,782,898	351,090,862

Diluted	354,003,541	356,429,423

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the three months ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,661	$43,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,801	81,746
(Recovery of) provision for uncollectible accounts receivable	(28)	66
Deferred rent expense	5,535	6,292
Cost of abandoned cell sites	535	2,201
Stock-based compensation expense	11,416	10,669
Non-cash interest expense	3,134	2,280
Gain on disposal of assets	(828)	(24,908)
Gain on sale of investments	(129)	—
Impairment loss on investment securities	—	921
(Reduction) accretion of asset retirement obligations	(113)	1,174
Accretion of put option in majority-owned subsidiary	470	377
Deferred income taxes	14,177	26,937
Changes in assets and liabilities:
Inventories	29,807	52,801
Accounts receivable, net	(1,274)	(10,651)
Prepaid expenses	(21,149)	(24,564)
Deferred charges	(7,899)	(4,538)
Other assets	(475)	1,634
Accounts payable and accrued expenses	43,724	118,211
Deferred revenue	16,148	20,000
Other liabilities	1,519	1,978

Net cash provided by operating activities	225,032	306,599

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(139,295)	(312,647)
Change in prepaid purchases of property and equipment	2,602	11,761
Proceeds from sale of property and equipment	231	2,086
Purchase of investments	(162,372)	(224,405)
Proceeds from maturity of investments	112,500	—
Proceeds from sale of restricted cash and investments	1,500	—
Purchases of and deposits for FCC licenses	—	(7,416)
Microwave relocation costs	(196)	(457)

Net cash used in investing activities	(185,030)	(531,078)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	(49,523)	(99,768)
Proceeds from 9 1/4% Senior Notes	—	492,250
Debt issuance costs	—	(11,925)
Repayment of debt	(4,000)	(4,000)
Payments on capital lease obligations	(667)	(2,165)
Purchase of treasury stock	(626)	—
Proceeds from exercise of stock options	7	2,841

Net cash (used in) provided by financing activities	(54,809)	377,233

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(14,807)	152,754
CASH AND CASH EQUIVALENTS, beginning of period	929,381	697,948

CASH AND CASH EQUIVALENTS, end of period	$914,574	$850,702

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.

ARPU — The Company utilizes ARPU to evaluate per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated.

	Three Months Ended March 31,
	2010	2009
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$853,283	$726,698
Add:
Impact to service revenues of promotional activity	778	—
Less:
Pass through charges	(23,745)	(37,643)

Net service revenues	$830,316	$689,055

Divided by: Average number of customers	6,949,153	5,685,830

ARPU	$39.83	$40.40

CPGA — The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless providers. Equipment revenues related to new customers, adjusted for the impact to service revenues of promotional activity, are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the Company’s acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended March 31,
	2010	2009
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$89,146	$74,906
Less: Equipment revenues	(117,220)	(68,631)
Add: Impact to service revenues of promotional activity	778	—
Add: Equipment revenue not associated with new customers	63,313	41,215
Add: Cost of equipment	313,738	225,018
Less: Equipment costs not associated with new customers	(134,744)	(67,058)

Gross addition expenses	$215,011	$205,450

Divided by: Gross customer additions	1,470,865	1,530,565

CPGA	$146.18	$134.23

CPU — The Company utilizes CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. The Company believes investors use CPU primarily as a tool to track changes in the Company’s non-selling cash costs over time and to compare the Company’s non-selling cash costs to those of other wireless providers, although other wireless carriers may calculate this measure differently. CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition, divided by the sum of the average monthly number of customers during such period. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended March 31,
	2010	2009
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$284,652	$245,575
Add: General and administrative expense	70,763	61,505
Add: Net loss on equipment transactions unrelated to initial customer acquisition	71,431	25,843
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(11,416)	(10,669)
Less: Pass through charges	(23,745)	(37,643)

Total costs used in the calculation of CPU	$391,685	$284,611

Divided by: Average number of customers	6,949,153	5,685,830

CPU	$18.79	$16.69

The Company’s senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS minus interest and other income and non-cash items increasing consolidated net income. The Company considers Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to the Company’s ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. The Company presents Adjusted EBITDA because covenants in its senior secured credit facility contain ratios based on this measure. Other wireless carriers may calculate consolidated Adjusted EBITDA differently. If the Company’s Adjusted EBITDA were to decline below certain levels, covenants in the Company’s senior secured credit facility that are based on Adjusted EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under the Company’s senior secured credit facility. The Company’s maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under the senior secured credit facility use the senior secured leverage ratio to measure the Company’s ability to meet its obligations on its senior secured debt by comparing the total amount of such debt to its Adjusted EBITDA, which the Company’s lenders use to estimate its cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by the senior secured credit facility. Adjusted EBITDA is not a measure calculated in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful than cash flows from operating activities, as determined in accordance with GAAP.

The following table shows the calculation of our consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, for the three months ended March 31, 2010 and 2009.

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Calculation of Consolidated Adjusted EBITDA:
Net income	$22,661	$43,973
Adjustments:
Depreciation and amortization	107,801	81,746
Gain on disposal of assets	(828)	(24,908)
Stock-based compensation expense (1)	11,416	10,669
Interest expense	67,482	58,432
Accretion of put option in majority-owned subsidiary (1)	470	377
Interest and other income	(479)	(552)
Impairment loss on investment securities	—	921
Provision for income taxes	15,097	28,336

Consolidated Adjusted EBITDA	$223,620	$198,994

(1)	Represents a non-cash expense, as defined by the Company’s senior secured credit facility.

In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in our senior secured credit facility, to cash flows from operating activities for the three months ended March 31, 2010 and 2009.

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$225,032	$306,599
Adjustments:
Interest expense	67,482	58,432
Non-cash interest expense	(3,134)	(2,280)
Interest and other income	(479)	(552)
Recovery of (provision for) uncollectible accounts receivable	28	(66)
Deferred rent expense	(5,535)	(6,292)
Cost of abandoned cell sites	(535)	(2,201)
Gain on sale of investments	129	—
Accretion of asset retirement obligations	113	(1,174)
Provision for income taxes	15,097	28,336
Deferred income taxes	(14,177)	(26,937)
Changes in working capital	(60,401)	(154,871)

Consolidated Adjusted EBITDA	$223,620	$198,994